Exhibit 19.15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-113789 of AngloGold Ashanti Limited of our reports dated 31 March 2016, with respect to the consolidated financial statements of AngloGold Ashanti Limited and the effectiveness of internal control over financial reporting of AngloGold Ashanti Limited included in this Annual Report (Form 20-F) for the year ended 31 December 2015.

/s/ Ernst & Young Inc.

Ernst & Young Inc.

Registered Auditor

Johannesburg, Republic of South Africa

31 March 2016

E-9